Exhibit 10.1

Sixth Amendment to the Licensing Agreement previously entered into on the 12th day of July, 2010

Between:

Nanotech Industries Inc., a Delaware corporation.

hereinafter referred to as “Licensor”

And:

Nanotech Industries International Inc., a Nevada corporation (and a wholly owned subsidiary of Hybrid Coating Technologies Inc.)

hereinafter referred to as “NTI”

(collectively referred to as the “Parties”)

WHEREAS the Parties previously entered into a Licensing Agreement on July 12, 2010 (“Licensing Agreement”), into an Amendment Agreement on March 17, 2011, into a Second Amendment Agreement on July 7, 2011, into a Third Amendment Agreement dated June 28, 2013, into a Fourth Amendment Agreement dated December 13, 2013 and into a Fifth Amendment Agreement dated March 31, 2014 (collectively the “Agreement”);

WHEREAS the Parties would like to amend the Agreement to extend in writing the deadline of the one-time royalty payment for the Option to Manufacture and Sell in the European Continent Territory;

WHEREAS to this end the Parties have agreed to enter into this Sixth Amendment to the Licensing Agreement (“Sixth Amendment Agreement”):

1.

Pursuant to the terms of the Licensing Agreement, the deadline for the payment of the one-time royalty fee of $1,250,000 to the Licensor by NTI for the Option to Manufacture and Sell in the European Continent Territory has been extended, and shall be payable within 42 months from the date of the exercise of the Option.

2.

The Agreement, as amended by this Sixth Amendment Agreement, remains in full force and effect and is hereby ratified and confirmed. Provisions of the Agreement that have not been amended or terminated by this Sixth Amendment Agreement remain in full force and effect, unamended.

3.	The Parties expressly warrant and guarantee that they have obtained all necessary requisite approvals and that they have the authority to enter into this Sixth Amendment Agreement.

4.	The Preamble to this Sixth Amendment Agreement is incorporated herein by this reference and made a material part of this Sixth Amendment Agreement.

5.

This Sixth Amendment Agreement may be signed in one or more counterparts, each of which so signed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed and delivered this Sixth Amendment Agreement on April 9, 2014.

Nanotech Industries International Inc.
By: /s/: Joseph Kristul__________
Title: President and CEO

Nanotech Industries Inc.
By: /s/: Joseph Kristul
Title: President and CEO